UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June, 2002

FAIRCHILD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-28305
(Commission File Number)

91-1880015
(IRS Employer Identification No.)

Suite 600, 595 Hornby Street, Vancouver, BC, Canada V6C 1A4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 646-5614

Item 9. Regulation FD Disclosure

Effective June 6, 2002, Robert Grace has resigned as the President and a Director of Fairchild International Corporation. George Tsafalas has been appointed as the President and a Director of Fairchild to fill the vacancy created by the resignation of Mr. Grace. Byron Cox, Fairchild's current Secretary and Treasurer, has been appointed as a Director. Mr. Cox now holds the positions of Secretary, Treasurer and a Director of Fairchild.

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild International Corporation
/s/ George Tsafalas

George Tsafalas, President
Date: June 12, 2002